UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 7, 2022
Date of Report (Date of earliest event reported)

ChampionX Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-38441	82-3066826
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2445 Technology Forest Blvd
Building 4, 12th Floor
The Woodlands, Texas 77381
(Address of principal executive offices and zip code)
(281) 403-5772
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CHX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01    Entry into a Material Definitive Agreement.

On June 7, 2022, ChampionX Corporation (the “Company”) entered into a Restatement Agreement (the “Restatement”), by and among, inter alios, the Company, as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, which amends and restates that certain Credit Agreement dated as of May 9, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement” and, as amended and restated pursuant to the Restatement, the “Restated Credit Agreement”) by and among, inter alios, the Company, as borrower, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

The Restated Credit Agreement provides for (i) a $625 million seven-year senior secured term loan B facility (the “Term Loan Facility”) and (ii) a five-year senior secured revolving credit facility in an aggregate principal amount of $700 million, of which $100 million is available for the issuance of letters of credit (the “Revolving Credit Facility, together with the Term Loan Facility, the “Senior Secured Credit Facilities”). On June 7, 2022, the full amount of the Term Loan Facility was funded, and $135 million of the Revolving Credit Facility was drawn, with the aggregate proceeds used to:
•Repay in full all outstanding Initial Term Loans (as defined in the Existing Credit Agreement) under the Existing Credit Agreement;
•Repay in full all amounts outstanding under that certain Credit Agreement dated as of June 3, 2020 among the Company, as parent, ChampionX Holding as borrower, the lenders party thereto, and Bank of America, N.A., as administrative agent, and such agreement was terminated;
•Redeem all outstanding 6.375% Senior Notes due 2026 (the “Senior Notes”), and the Indenture governing the Senior Notes was satisfied and discharged; and
•Pay transaction costs in connection with the Restated Credit Agreement and the foregoing.

Proceeds from future borrowings under the Revolving Credit Facility are expected to be used for working capital and general corporate purposes. Amounts repaid under the Revolving Credit Facility may be reborrowed. The Term Loan Facility matures June 7, 2029 and the Revolving Credit Facility matures June 7, 2027.

Guarantees and Collateral. All obligations under the Restated Credit Agreement continue to be guaranteed by substantially all of the Company’s wholly owned material domestic subsidiaries. All obligations under the Restated Credit Agreement, and the guarantees of those obligations (as well as certain cash management obligations, interest rate hedging, foreign currency hedging and other swap agreements) are secured by substantially all of the Company's and each guarantor's material assets.

Mandatory Prepayments. Subject to certain exceptions, the Term Loan Facility will be subject to mandatory prepayments, including the amount equal to (i) 100% of the net cash proceeds from the incurrence of indebtedness by the Company and its restricted subsidiaries not permitted under the Senior Secured Credit Facilities, (ii) 100% of the net cash proceeds of all non-ordinary course asset sales or other dispositions of property by the Company and its restricted subsidiaries (including casualty insurance, condemnation and sale leaseback proceeds, with exceptions for obsolete or worn-out property, property no longer useful in the business and other exceptions), subject to certain reinvestment rights and step-downs to 50% and 0% based on certain leverage targets, and (iii) commencing with the fiscal year ending December 31, 2023, 50% of excess cash flow with step-downs to 25% and 0% based on certain leverage targets.

Voluntary Prepayments. The Company may voluntarily prepay amounts outstanding under the Term Loan Facility in whole or in part at any time without premium or penalty (other than a 1.00% premium payable during the six months following June 7, 2022 on the amount of loans prepaid or repaid in connection with a repricing transaction), subject to the payment of customary breakage costs in the case of SOFR rate loans. The Company may voluntarily prepay and reborrow amounts outstanding under the Revolving Credit Facility in whole or in part at any time without premium or penalty, subject to the payment of customary breakage costs in the case of SOFR rate loans.

Interest Rate and Fees. At the Company’s election, outstanding borrowings under the Senior Secured Credit Facilities will accrue interest at a per annum rate of (i) an adjusted SOFR rate plus the applicable spread or (ii) a base rate plus the applicable spread. During an event of default, overdue amounts under the Senior Secured Credit Facilities may bear interest at a rate 2.00% in excess of the otherwise applicable rate of interest. The Company will pay certain fees with respect to the Senior Secured Credit Facilities, including an unused commitment fee on the undrawn portion of the Revolving Credit Facility as well as certain other unused fees.

Covenants. The Senior Secured Credit Facilities contain a number of customary covenants that, among other things, will limit or restrict the ability of the Company and its restricted subsidiaries to (subject to certain qualifications and exceptions): create liens and encumbrances; incur additional indebtedness; merge, dissolve, liquidate or consolidate; make acquisitions, investments, advances or loans; dispose of or transfer assets; pay dividends or make other payments in respect of their capital stock; amend certain material documents; redeem or repurchase certain debt; engage in certain transactions with affiliates; and enter into certain restrictive agreements.

In addition, the Company will be required to comply on a quarterly basis with (a) a minimum interest coverage ratio (consolidated EBITDA to consolidated interest expense) and (b) varying maximum leverage targets.

Events of Default. The Senior Secured Credit Facilities contain customary events of default, including with respect to nonpayment of principal, interest, fees or other amounts; material inaccuracy of a representation or warranty; failure to perform or observe covenants; bankruptcy and insolvency events; material monetary judgment defaults; impairment of any material definitive loan documentation; and change of control.

The foregoing description of the Restated Credit Agreement is not intended to be complete and is qualified in its entirety by reference to the Restatement Agreement, a copy of which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 1.02     Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 is incorporated by reference into this Item 1.02.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01    Other Events.

On June 7, 2022, the Company issued a press release announcing the refinance of its indebtedness under the Restated Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Restatement Agreement, dated June 7, 2022, by and among the Company, as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent
99.1	Press release of ChampionX Corporation dated June 7, 2022

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ChampionX Corporation

Date:	June 8, 2022	By:	/s/ JULIA WRIGHT
Julia Wright
Senior Vice President, General Counsel and Secretary